                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                 _____________



                                   FORM 8-K



                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)  April 23, 1999 (April 19,
                                                ---------------------------
1999)
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                      HEALTHCARE FINANCIAL PARTNERS, INC.
                      -----------------------------------
                   (Exact Name of Registrant as Specified in
                                   Charter)



         Delaware                   0-21425           58-1844418
------------------------------     -----------   ------------------
(State or Other Jurisdiction      (Commission      (IRS Employer
     of Incorporation)            File Number)    Identification No.)


 2 Wisconsin Circle, Fourth Floor, Chevy Chase, Maryland      20815
 -------------------------------------------------------------------
(Address of Principal Executive Offices)                   (Zip Code)



Registrant's telephone number, including area code    (301) 961-1640
                                                      --------------



                                Not Applicable
                                --------------

         (Former Name or Former Address, if Changed Since Last Report)
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Item 5.    Other Events.



  On April 19, 1999, HealthCare Financial Partners, Inc. ("HFP") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Heller Financial, Inc. ("Heller") and its wholly-owned subsidiary, HF5, Inc. ("Subsidiary"). The Merger Agreement provides for the acquisition of HFP by Heller pursuant to the merger (the "Merger") of HFP with and into Subsidiary.


  The Merger Agreement provides for consideration with a value of $35 (subject to adjustment as provided below) for each share of common stock, $.01 par value per share, of HFP ("HFP Common Stock") issued and outstanding immediately prior to the effective time of the Merger (other than treasury shares and shares of dissenting stockholders) to be paid to the holders of HFP Common Stock. The per share consideration value of $35 is subject to adjustment based upon an average of the closing prices of the common stock, Class A, $.25 par value per share, of Heller ("Heller Common Stock") for a ten-day trading period prior to the closing of the Merger.

  Holders of HFP Common Stock may elect to receive their consideration in the form of cash or Heller Common Stock as provided in the Merger Agreement; provided, however, that adjustments to such elections will be made so that the amount of cash to be paid to HFP stockholders at the closing of the Merger is as close as practicable to, but not in excess of, 59% of the aggregate consideration value to be paid to the HFP stockholders, and the value of the number of shares of Heller Common Stock to be paid to the HFP stockholders at the closing of the Merger is as close as practicable to, but in no event less than, 41% of the aggregate consideration value to be paid to the HFP stockholders. The number of shares of HFP Common Stock to be converted into the right to receive Heller Common Stock shall be determined in accordance with a formula set forth in the Merger Agreement.

  In addition, pursuant to the Stock Option Agreement, dated April 19, 1999 (the "Option Agreement"), between HFP and Heller, HFP has granted Heller an option (the "Option") to acquire upon the occurrence of certain events, up to 2,670,786 shares of HFP Common Stock (but in no event more than 19.9% of the HFP Common Stock issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option) at a price of $28.50 per share. The Option Agreement provides for a mechanism by which the "total profit" (as defined in the Option Agreement) received by Heller as a result of the sale or exercise of the Option may not exceed $24,150,000 or be less than $14,490,000. The Option becomes exercisable upon the occurrence of certain events set forth in the Option Agreement, including the agreement by HFP, without the consent of Heller, to engage in a merger or acquisition transaction with another party or the acquisition by another party of 20% or more of the outstanding shares of HFP Common Stock.

  The consummation of the transactions contemplated by the Merger Agreement is subject to the approval of the stockholders of HFP, receipt of appropriate regulatory approvals, including

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approvals under the Federal Bank Holding Company Act of 1956, as amended, and the satisfaction of certain other conditions contained in the Merger Agreement.

  Copies of the Merger Agreement and the Option Agreement are attached hereto as
Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated by reference
------------     ------------
herein. The foregoing discussion does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement and the Option Agreement, respectively.



Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits
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      (c)  Exhibits
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           99.1  Agreement and Plan of Merger, dated as of April 19, 1999, among
                 Heller Financial, Inc., HealthCare Financial Partners, Inc. and HF5, Inc. Exhibit 99.1 contains a list briefly identifying the contents of Schedules and Exhibits, all of which have been omitted. The Registrant agrees to furnish supplementally a copy of any omitted Schedule or Exhibit to the Securities and Exchange Commission upon request.


           99.2 Stock Option Agreement, dated as of April 19, 1999, between Heller Financial, Inc. and HealthCare Financial Partners, Inc.

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                                 SIGNATURES


  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             HEALTHCARE FINANCIAL PARTNERS, INC.



Date:  April 21, 1999                        By:   /s/ Edward P. Nordberg, Jr.
                                                   ---------------------------
                                                   Edward P. Nordberg, Jr.
                                                   Chief Financial Officer

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                                 EXHIBIT INDEX



Exhibit
Number    Description
-------   -----------

99.1 Agreement and Plan of Merger, dated as of April 19, 1999, among Heller Financial, Inc., HealthCare Financial Partners, Inc. and HF5, Inc.
          Exhibit 99.1 contains a list briefly identifying the contents of Schedules and Exhibits, all of which have been omitted. The Registrant agrees to furnish supplementally a copy of any omitted Schedule or Exhibit to the Securities and Exchange Commission upon request.


99.2 Stock Option Agreement, dated as of April 19, 1999, between Heller Financial, Inc. and HealthCare Financial Partners, Inc.